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                                                            Exhibit 10(u)

                       CONSULTING AND NON-COMPETITION AGREEMENT

    This Agreement is made as of October 30, 1996, by and between Arnold S. ("Sandy") Gurtler ("Gurtler") and Premier Parks Inc. (which, together with any entity owned by it that owns and operates the Elitch Gardens Amusement Park in the Central Platte Valley, Denver, Colorado (the "Park"), is hereafter "Premier").

    WHEREAS, Premier is acquiring the Park pursuant to the terms of that certain Asset Purchase Agreement (as amended, the "Purchase Agreement") dated as of September 23, 1996, by and between Premier as buyer and Elitch Gardens Company ("Elitch's"), as seller, by the terms of which Gurtler, indirectly through a corporation in which he has a significant ownership interest, receives substantial benefit; and

    WHEREAS, Gurtler's past ownership of the predecessor to the Park and his experience as the chief executive officer of the company that has been the general partner of Elitch's as it developed and operated the Park, have made Gurtler uniquely qualified to provide consulting services to Premier; and

    WHEREAS, for the foregoing reasons, Premier has required as a condition precedent to acquiring the Park that Gurtler enter into this Agreement, which Gurtler has agreed to do;

    NOW, THEREFORE, in consideration of the Purchase Agreement and the closing of the transactions contemplated thereby, and for $10.00 in hand paid and other good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, it is agreed as follows:

    1. CONSULTING SERVICES. For a period of twelve (12) months following the date hereof, Gurtler will be available by telephone for consultation with Premier about matters relating to the transition of ownership of the Park from Elitch's to Premier. Gurtler agrees to make himself reasonably available for such purpose. Premier agrees to use reasonable efforts to schedule such consultation in advance for a time mutually convenient to itself and Gurtler, and to limit the amount of consulting time as reasonably necessary to address the particular transition issue.

    2. COMMUNITY RELATIONS. For a period of twelve (12) months following the date hereof, Gurtler will be available on reasonable advance notice, to consult with Premier about Denver-area community relations matters affecting the Park. Gurtler is willing, during such period, to represent Premier at events and with the media to the Denver-area community, provided that Gurtler's views are not inconsistent with those he is asked to represent.

    3. COVENANT NOT-TO-COMPETE. During the period commencing on the date hereof and ending five years thereafter (the "TERM"):

         a. In order to preserve the value of the Park being acquired by Premier, Gurtler agrees that he will not, directly or indirectly, as a partner, officer, employee,


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director, stockholder, proprietor, consultant, representative, agent or otherwise become or be interested in, or associate with or render assistance to, any person when engaged in the ownership, operation and/or management of an amusement park, theme park, water park, video arcade or family amusement or entertainment center located within the Territory. The foregoing provisions are not intended to include sporting facilities such as arenas, ski areas or fishing or hunting preserves or facilities that have as their primary source of revenue sales of food, beverages, items at retail, and arts entertainment or educational facilities such as movie theaters, stage theaters, museums and aquariums. The foregoing provisions also shall not prohibit the ownership by any such person of not more than two percent (2%) or any class of outstanding equity securities listed for trading on a national securities exchange or publicly traded in the over-the-counter market which engages in any of such businesses. For the purposes of this Agreement, "Territory" shall mean any area within a 250 mile radius of the Park.

    b. Gurtler agrees that he will not, directly or indirectly, during the Term, for his own benefit or for the benefit of any other person solicit the professional services of any full-time permanent employee or exclusive agent or exclusive consultant of Premier or any Affiliate (as defined in the Purchase Agreement) of Premier or otherwise interfere with the relationship between Premier or any Affiliate and any of such persons.

    c. Gurtler will not, directly or indirectly, use, disclose or make available to anyone (other than Premier) any confidential information concerning the ownership and/or operation of the Park ( the "Confidential Information"), except as required by law. The Confidential Information includes to the extent that such information is not generally known in the amusement park industry, without limitation, the business practices, financial information, customer and prospective customers names, leads and account information, suppliers and prospective suppliers names, mailing lists, computer programs, advertising campaigns (including, without limitation, displays, drawings, memoranda, designs, styles or devices); employee names, compensation and benefit information of Elitch's pertaining to the Park.

    d. The parties agree that a violation of the foregoing agreements not to compete or disclose, or any provision thereof, will cause irreparable damage to Premier, and Premier shall be entitled (without any requirement of posting a bond or other security), in addition to any other rights and remedies which it may have, at law or inequity, to an injunction enjoining and restraining Gurtler from doing or continuing to do any such act or any other violations or threatened violations of this paragraph 3.

    e. If one or more of the provisions contained in this paragraph 3 (or any portion of any such provision) shall for any reason be finally held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this


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    paragraph (or any portion of any such provision), but this paragraph 3 shall be construed as if such invalid, illegal or unenforceable provision (or portion thereof) had not been contained in this Agreement. If, for any reason, any of the restrictions or covenants contained in this paragraph 3 is finally held by a court of competent jurisdiction to cover a geographic area or to be for a length of time that is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be determined to be null, void or of no effect, but to the extent it is or would be valid or enforceable under applicable law, it shall be construed and interpreted to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained in this paragraph 3) as shall be valid and enforceable under such applicable law.

    4. EXPENSES AND COMPENSATION. Premier shall advance or reimburse, upon the production of receipts and vouchers in form and substance consistent with Premier's standard policies, all Gurtler's direct out-of-pocket expenses incurred in connection with his activities pursuant to this Agreement, including without limitation for long-distance telephone, travel, and entertainment and events costs (consistent with a budget, if any, mutually agreed in advance between Gurtler and Premier). In addition, for his services during the first 12 months after the date hereof, Premier shall pay to Gurtler compensation of $100.00 per month, payable in advance.

    5. RELATIONSHIP. This Agreement is not for employment, and shall not be construed to be a contract that creates the relationship of employer-employee, partner, joint venturer, or otherwise than that Gurtler is an independent contractor of and consultant to Premier as set forth above. Gurtler acknowledges that nothing in this Agreement shall entitle him or his family to any employee benefits from Premier.

    6. BENEFIT. This Agreement shall inure to the benefit of the parties hereto, their heirs, legal representatives, successors and assigns, provided, however, that neither Gurtler nor Premier may assign rights under this Agreement without the prior written consent of the other party.

    7. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Colorado.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                               /s/ Sandy Gurtler
                                               ---------------------------------
                                                   Arnold S. (Sandy) Gurtler



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                                       PREMIER PARKS INC., for itself and any
                                       entity now or hereafter owned by it that is the owner and operator of the Park

                                       By:  /s/ Kieran E. Burke
                                            ------------------------------------
                                             Kieran E. Burke, Chairman of the
                                             Board and Chief Executive Officer


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